Exhibit 5.1

Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

November 25, 2020

Sunworks, Inc.

1030 Winding Creek Road, Suite 100

Roseville, Ca 95678

Re:	Securities Registered under Registration Statement on Form S-3 (File No. 333-231653)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Sunworks, Inc., a Delaware corporation (the “Company”), of up to an aggregate of $20,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-231653) (the “Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (“SEC”) on May 21, 2019 and declared effective by the SEC on May 31, 2019, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Placement Shares filed with the SEC on November 25, 2020 pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). We understand that the Placement Shares are proposed to be offered and sold by the Company through B. Riley Securities, Inc. (the “Agent”) pursuant to the At Market Issuance Sales Agreement dated June 6, 2019, by and between the Company and the Agent (the “At Market Issuance Sales Agreement”).

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Based on the foregoing, we are of the opinion that the Placement Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the At Market Issuance Sales Agreement, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof, which is incorporated by reference into the Registration Statement, and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

November 25, 2020

Page Two

This opinion is intended solely for use in connection with the offer and sale of the Placement Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.